Exhibit 99.1

                        Amendment to Employment Agreement

This amendment is entered into as of October 24, 2006 between Gene Logic Inc. (the "Company") and ______________ ("Executive").

The parties hereby agree as follows:

1. Prior Agreement. The parties have previously entered into an employment agreement dated _______ (the "Agreement"). The parties now wish to amend the Agreement as stated herein.

2. Amendment: The parties hereby amend the Agreement to add the following text as a new Section X:
     X    Revised Benefits in the event of Termination of Executive's Employment by Company without Cause
     (a) As of the date first entered above, the provisions of this Section X shall apply in lieu of any other provisions of this Agreement providing for severance payments by whatever designation upon a termination of Executive's employment by the Company without cause (regardless of how the term "cause" has previously been defined under the Agreement). The term "Executive" in this Section X shall refer to the named executive in the Agreement, regardless of whether he or she is designated therein as "Executive" or "Employee" or referred to by surname or in any other manner. Notwithstanding anything else in this Agreement to the contrary, from and after October 24, 2006, if the Executive's employment by Company is terminated by Company without Cause, in lieu of any other severance payments under the Agreement payable in the event of such termination, the Company shall provide to the Executive the following severance payments and benefits:

          o (i) Twelve (12) months base salary, payable in a single lump sum within fifteen (15) days after receipt of the signed release described in subsection (b) below and expiration of any period allowed for revocation of that release. This amount is in addition to and not in lieu of base salary for the period prior to termination of employment made to fulfill any requirement under the Agreement for prior notice of termination of up to 31 days or pay in lieu thereof.

          o (ii) (a) Reimbursement or, at the Company's option, direct payment by the Company of that portion of group health insurance premium for post-employment coverage (including without limitation medical, dental and vision coverage) for which Executive is eligible, and which the Executive timely elects under COBRA because of his prior employment by Company, equal to the percentage of the premium that Company was paying as of the last day of Executive's employment by Company, for a period equal to the lesser of (x) twelve (12) months or (y) until Executive becomes eligible for coverage under a new employer's group health plan. Such reimbursement or direct payment will also include

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               coverage for any dependents of Executive who are eligible for, and timely elect, coverage under COBRA for the same period as Executive equal to the percentage of the premium for dependent coverage that Company was paying as of the last day of Executive's employment by Company. Such reimbursement or direct payment is for a period that is part of, and not in addition to, the total period of eligibility for continuation of health insurance benefits to which Executive, and/or the covered dependents, are entitled under COBRA.
               (b) If the option selected by the Company is reimbursement, such reimbursement will be provided within a reasonable time following receipt by the Company of confirmation of payment of the cost of such health insurance by Executive (and, if applicable, covered dependents) for the number of weeks covered. Executive (and, if applicable, covered dependents) may request periodic reimbursement, but not more often than monthly. Any such reimbursement must be requested by Executive (and, if applicable, covered dependents) no later than thirty (30) days following the end of the calendar year in which occurred the due date for the respective premium and, if timely requested by Executive (and, if applicable, covered dependents), will be reimbursed by Company no later than thirty (30) days following receipt of the reimbursement request.
               (c) If the option selected by the Company is direct payment, the Executive (and, if applicable, covered dependents) must pay to the Company the Executive's (and, if applicable, covered dependent's) portion of the COBRA premium no later than the first of each month for which COBRA coverage is continued.
          o (iii) Outplacement services paid for and through a program and vendor selected by Company and at a level appropriate for an executive for a period not to exceed six (6) months, and in no event costing more than twenty thousand dollars ($20,000.00), to be used and completed within twelve (12) months after termination of employment, unless otherwise agreed in writing by Company, but in no event later than the end of the second calendar year following the year of termination. Executive may not elect any payment in lieu of such outplacement services and such services will only become available after any release required under subsection (b) below is signed and the revocation period specified therein has been completed without revocation

     (b) Any payments made under this Section X will be conditioned upon execution by Executive of a comprehensive and full release of all claims arising from or connected with his employment by the Company in such form as may be specified by the Company (excluding from any such release any rights Executive may have to (x) indemnification or to insurance coverage with respect to his actions while employed by the Company, whether by contract, under Directors and officers or other insurance maintained by the Company or under the Company's indemnification policies and applicable law concerning indemnification and (y) coverage at the Executive's expense under applicable heath care policies to the extent Executive is entitled to continued


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          coverage under COBRA). Such release shall be presented to Executive as soon as practicable and in any event no later than ten (10) days following Executive's termination of employment. The release must be signed and returned to Company by Executive no later than twenty-one
          (21) days after Executive's receipt of the release, or such longer time limit stated in the release, and must not be revoked within the period allowed for revocation as stated in the release in order for Executive to become entitled to the severance and other benefits hereunder.
     (c) Notwithstanding anything to the contrary above, if the Executive is eligible for and has met the conditions for receiving cash severance and benefits under the Company's Executive Severance Plan, as amended and restated effective February 23, 2001 or as subsequently amended or under any successor plan providing severance and/or other benefits to executives upon or in connection with a change of control of the Company (the "Executive Severance Plan"), then the provisions set forth in the Executive Severance Plan shall apply in lieu of severance and benefits under this Agreement, including without limitation this
          Section X. If Executive becomes entitled to cash severance and other benefits under the Executive Severance Plan after receiving severance or other benefits under this Agreement, the severance and other benefits under this Agreement shall be credited against the cash severance and benefits due under the Executive Severance Plan. In no event shall the aggregate severance and other benefits actually paid and provided to Executive exceed the greater of the amount payable under this Agreement, including without limitation this Section X, and or under the Executive Severance Plan as the result of a termination of Executive's employment.
     (d) As used in this Agreement, Cause shall have the meaning shown on Exhibit A hereto, which exhibit is hereby incorporated into the Agreement (regardless of how the term "cause" has previously been defined under the Agreement).

3. The Agreement remains in full force and effect and unmodified except as specifically provided herein.

4. Notwithstanding the above, the severance and benefits provided hereunder shall be paid to Executive no earlier than the earliest date upon which such severance and benefits can be paid without subjecting the Executive to the additional tax imposed by Code Section 409A(a)(1).

5. The parties agree that this Agreement shall be amended to the extent necessary such that, under final regulations to be issued under Code
     Section 409A, none of the payments or benefits to be provided hereunder are subject to the additional tax imposed by Code Section 409A(a)(1).


To evidence their agreement to the terms of this Amendment, Executive has signed and Company has caused its duly authorized representative to sign this Amendment as of _______________, 2006.


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-------------------------------------------- -----------------------------------
Gene Logic Inc.                              Executive

By: _____________                            ___________________________________
Mark Gessler, President
-------------------------------------------- -----------------------------------



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                                    Exhibit A

                              Definition of "Cause"

"Cause" shall mean:

i) commission of an act or an omission that the Company determines would constitute:
     a)   a felony or
     b) a misdemeanor which, in the Company's reasonable opinion, could have a material adverse effect on the Company's business, financial condition, prospects or reputation or the Executive's performance of his duties, under the laws of the United States or of any state or
     c) a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company;
ii) a material breach by the Executive of any agreement entered into between the Executive and the Company including without limitation the violation by the Executive of the provisions of the Proprietary Information and Inventions Agreement or any restrictive covenants in this Agreement dealing with the same subject matter or a material violation of the Company's Code of Ethics;
iii) willful misconduct by the Executive or gross negligence of the Executive which could reasonably be expected to have a material adverse impact on the Company;
iv) a material failure of the Executive in the performance of the Executive's duties provided that, if susceptible of cure as determined by the Company, notice is provided and Executive does not cure such failure within fifteen
     (15) business days after the date of such notice in a manner satisfactory to the Company; or
v) engagement in any activity that constitutes a material conflict of interest with the Company.

With respect to any criminal act, the Company may base such a determination on facts available to it or on an arrest or charges by an appropriate government authority (without liability if the Executive is subsequently acquitted or the prosecution is terminated without conviction) and may, at its option in lieu of immediate termination, suspend the Executive without pay in lieu of immediate termination in the event of any criminal charges, pending additional information, criminal conviction or other action enabling a final decision on whether termination should be "for cause".